EXHIBIT 3.1.2

                                 APPENDIX C



                                   BY-LAWS
                                      OF
                         BERKSHIRE ENERGY RESOURCES


      Section 1.  DECLARATION OF TRUST

1.1 DECLARATION OF TRUST. References herein to the Declaration of Trust shall apply to the Declaration of Trust establishing Berkshire Energy Resources dated February __, 1998, as the same shall be amended from time to time. These By-laws and all matters concerning the conduct and regulation of the business and affairs of the Company shall be subject to such provisions in regard thereto, if any, as are set forth in the Declaration of Trust as from time to time in effect.

      Section 2.  TRUSTEES

2.1. NOMINATIONS. Nominations for the election of Trustees at an annual meeting may be made by the Trustees or a committee appointed by the Trustees or by any Shareholder entitled to vote generally in the election of Trustees; however, any Shareholder entitled to vote generally in the election of Trustees may nominate one or more persons for election as


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Trustees at an annual meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, postage prepaid, to the secretary not less than 14 days nor more than 50 days prior to any meeting of the Shareholders called for the election of Trustees.
Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Trustee if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

2.2. INSPECTORS. The annual election of Trustees, and of such other officers as may be required to be elected by the Shareholders, shall be conducted by two inspectors appointed by the presiding officer of the meeting, which inspectors shall be duly sworn, and shall in writing certify to the returns. No person who is a candidate for any of the offices to be filled by such election shall act as inspector, judge or clerk of such an election.

2.3. ACTION BY TRUSTEES. The action of the Trustees in respect of any matter shall be by vote passed by the Trustees at a meeting or by a written vote without a meeting signed by all of the Trustees.

2.4. REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may by vote from time to time determine, and if so determined no notice thereof need be given, provided, however, that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without notice immediately after and at the same place as the annual meeting of the Shareholders or a special meeting of the Shareholders held in lieu of such annual meeting.

2.5. SPECIAL MEETINGS. A special meeting of the Trustees may be held at any time and at any place when called by the chairman, president, secretary or three or more Trustees, by giving to each of the Trustees reasonable notice thereof.

2.6. ADJOURNMENTS OF MEETINGS. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the place, day and hour set by notice for any meetings of the Shareholders, a majority in interest of the Shareholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until holders of the amount of shares requisite to constitute a quorum shall attend in person or by proxy.

2.7. NOTICE. Without implied limitation, a notice thereof, mailed prepaid, addressed to any Trustee, at his or her usual address, and posted in the Commonwealth of Massachusetts, or where the principal office of the Company


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is situated, at least forty-eight (48) hours before such meeting, or a notice given by telephone or telefax at least twenty-four (24) hours before such meeting, shall be deemed sufficient notice to such Trustee, whether the same be received by him or her or not. It shall not be necessary to give notice of any such meeting to any Trustee who is present at the meeting, or who executes, before or after the meeting, a written waiver of such notice; and if under the foregoing provisions there is no Trustee to whom notice of a meeting need be given, such meeting may be held without call at any time and at any place.

2.8. VOTING. All elections for Trustees shall be by written ballot, and the polls at every such election shall remain open as long as may be reasonably necessary to permit all Shareholders present in person or by proxy to cast their votes. On other matters, upon which Shareholders shall be entitled to vote, voting may be oral.

2.9. PROXY. The person entitled to vote any share of the Company may delegate his power to vote that share by a proxy, signed by the person, or by the holder of his or her duly authorized and executed power of attorney. Such proxy shall be valid for not more than three years from its date. The proxy must be delivered to the secretary of the Company before the time when it is to be used.

2.10. MINUTES OF MEETINGS. The Trustees shall cause to be kept minutes of all meetings of the Trustees and minutes of all meetings of the Shareholders, and all such minutes, if signed or certified by the secretary or any assistant or temporary secretary, shall be conclusive evidence of the matters therein stated.

2.11. PRESENCE THROUGH COMMUNICATIONS EQUIPMENT. Unless otherwise prohibited by law, members of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

2.12. COMMITTEES. The Trustees shall, by a vote of the majority of the Trustees then in office, elect from their number an Executive Committee as described in Section 2.13. The Trustees may also from time to time appoint such other committees as it may determine and such committees shall have such powers as shall be specified by vote of the Trustees. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by the declaration of trust for the conduct of business by the Trustees.

2.13. EXECUTIVE COMMITTEE. The Executive Committee shall consist of three of the members of the Trustees, which three members shall include the Chairman of the Trustees, which shall fix its own rules of proceedings and shall meet where and as provided by such rules of proceeding or by resolution of the Trustees, and at every meeting the presence of a majority shall be necessary to constitute a quorum. All action by the Executive Committee shall be reported to the Trustees at its meeting next succeeding such action. The Chairman of the Trustees shall be Chairman of the Executive Committee and preside at its meetings. During the intervals between the meetings of the Trustees, the Executive Committee shall possess


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and may exercise all the powers of the Trustees in the management and direction of the business and conduct the affairs of the Company, in such manner as the Executive Committee shall deem best for the interest of the Company, except the election of Trustees and members of the Executive Committee and the declaration of dividends.

      Section 3.  OFFICERS AND AGENTS

3.1. ENUMERATION; QUALIFICATION. The officers of the Company shall be a president, a treasurer and a secretary and any other officers, including a chairman of the Trustees, as the Trustees may from time to time in their discretion elect or appoint. The Trustees may likewise from time to time appoint or employ or authorize the appointment or employment of agents, employees or representatives of the Company, may fix their compensation, term of employment, duties and powers, or authorize the same to be fixed, and may remove them or terminate their employment or authorize the same to be done. The secretary shall be a resident of Massachusetts unless the Company has a resident agent appointed for the purpose of service of process. Any action taken and any obligations entered into by such officers or agents on behalf of the Company pursuant to authority granted to them shall be binding upon the Trust estate. The Trustees may fix the compensation and duties and powers of the officers or authorize the same to be fixed. Any officer may be but need not be a Shareholder or Trustee and any two or more offices may be held by the same person. Any officer may be required by the Trustees to give bond for the faithful performance of his or her duties to the Company in such amounts and with such sureties as the Trustees may determine.

3.2. RESIGNATION AND REMOVALS. Any officer may resign at any time by delivering his or her resignation in writing to the chairman of the Trustees, if any, the president, the treasurer or the secretary or to a meeting of the Trustees. Such resignation shall be effective upon its receipt unless specified to be effective at some other time. The Trustees may remove any officer elected or appointed by them with or without cause by the vote of a majority of the Trustees then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard before the Trustees. Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Company, no officer resigning or removed shall have any right to any compensation as such officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless the Trustees shall in their discretion provide for compensation.

3.3.  POWERS.    Subject to law, to the Declaration of Trust, and the other provisions of these By-laws, unless and until the Trustees otherwise determine, the several officers shall have the authority and perform the duties usually incident to their respective offices in the case of corporations and such other duties and powers as the Trustees may from time to time designate.

3.4. ELECTION. The chairman of the Trustees, if any, and the president, treasurer and secretary shall be elected annually by the Trustees at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. If the office of the president or the treasurer or secretary becomes vacant, the Trustees may elect a successor by


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vote of a majority of the Trustees then in office.  If the office of any other officer becomes vacant, the Trustees may elect a successor by vote of a majority of the Trustees present. Each such successor shall hold office until his or her successor is chosen and qualified, or until such officer sooner dies, resigns, is removed or becomes disqualified.

3.5.  TENURE.   The chairman of the trustees, the president, the treasurer and the secretary shall continue in office until the first meeting of the Trustees following the next succeeding annual meeting of the Shareholders or the special meeting of the Shareholders held in lieu of such annual meeting, and until his or her successor, if any, is chosen and qualified, and other officers shall hold office until any such officer sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the Trustees.

3.6. CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE TRUSTEES, PRESIDENT AND VICE PRESIDENTS. The Trustees shall designate either the chairman of the Trustees or the president as the chief executive officer of the Company who shall have general charge and supervision of the business of the Company, subject to the control of the Trustees.

      The president, if not designated as the chief executive officer, and any vice presidents shall have the duties and powers as shall be designated by the Trustees from time to time or the chief executive officer of the Company.

3.7. TREASURER AND ASSISTANT TREASURERS. The treasurer shall be in charge of the Company's funds and valuable papers, books of account and accounting records and shall have such other duties and powers as may be designated from time to time by the Trustees or by the chief executive officer of the Company.

      Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees or the chief executive officer of the Company.

3.8. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall record all proceedings of the Shareholders in a book or series of books to be kept therefor, which book or books shall be kept in the principal office of the Company or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the secretary from any meeting of Shareholders, an assistant secretary, or if there be none or the assistant secretary be absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the Company, which shall contain the names and record addresses of all the Shareholders and the amount of shares held by each. The secretary shall keep a true record of the proceedings of all meetings of the Trustees and in the secretary's absence from any such meeting an assistant secretary, or if there be none or the assistant secretary is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

      Any assistant secretary shall have such duties and powers as shall be designated from time to time by the Trustees or the chief executive officer of the Company.



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      Section 4.  CAPITAL STOCK

4.1. STOCK CERTIFICATES. Every Shareholder shall be entitled to receive a certificate or certificates specifying the number and kind of shares held by such Shareholder, with such description, if any, as may be necessary to distinguish them from other shares to which different rights are attached. Such certificates shall be signed by the chairman, the president or a vice president and by the treasurer or an assistant treasurer of the Company and countersigned by the transfer agent, if any, and registered by or on behalf of the Trustees or by a registrar, if any, and a notation of such registration shall be endorsed thereon. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar other than a Trustee, officer or employee of the Company. Even though any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Company.

      In lieu of issuing share certificates, the Trustees or the transfer agent may either issue receipts therefor or keep accounts upon the books of the Company for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

4.2. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. In the event the Trustees authorized the issuance of share certificates, subject to Section 4.1, a new certificate may be issued to replace any certificate previously issued, on satisfactory evidence that the said certificate previously issued has been worn out, mutilated, lost or destroyed and on such terms, if any, as to indemnity and otherwise, as the Trustees shall deem proper.

      Section 5.  COMMON SEAL

      The seal of the Company shall bear the inscription: BERKSHIRE ENERGY RESOURCES -- 1998 -- Massachusetts. It may, at any time, be changed by resolution of the Trustees.

      Section 6.  EXECUTION OF PAPERS

      Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted or endorsed on behalf of the Company shall be signed by the chairman of the Trustees, if any, or by the president or by one or more of the vice presidents or the treasurer.

      Section 7.  FISCAL YEAR

      Until the Trustees shall change the same, the fiscal year shall begin on the first day of July in each year.

      Section 8.  CONTROL SHARE ACQUISITIONS

      The provisions of Massachusetts General Laws Chapter 110D as in effect from time to time shall not apply to control share acquisitions of the Company.



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      Section 9.  AMENDMENTS

      These By-laws may be altered, amended or repealed by vote of the majority of the Trustees then in office, except with respect to any provision which by law or by a provision of this trust requires action by the Shareholders.